Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive® Successfully Amends Credit Agreement
ROCHESTER, N.Y. — May 7, 2009 — Harris Interactive (NASDAQ:HPOL), a global custom market research firm, today announced that it has entered into an amendment to its credit agreement, which provides for the availability of certain credit facilities to the Company. In connection with the amendment, prior covenant defaults have been permanently waived and the Company is in compliance with the terms of its amended credit agreement. The amendment includes both the addition and modification of certain definitions, terms, financial covenants and reporting requirements.
The credit facilities now consist of the Company’s currently outstanding debt and a revolving line of credit. Borrowings under the revolving line of credit are subject to a borrowing limit of $5.0 million. The principal amount outstanding under the term loan, $24.2 million at March 31, 2009, remains unchanged under the amended terms.
“We have strengthened our financial position by completing this amendment to our credit agreement, which I am especially pleased that we were able to do in this challenging credit environment,” stated Kimberly Till, President and Chief Executive Officer. “The revised terms of the credit agreement provide us with the needed financial stability and flexibility we needed as we continue implementing our strategic plan.”
At December 31, 2008, the Company reclassified its long-term debt of $26.0 million to current liabilities until such time as an amended and/or new credit facility was established. As a result of the amendment, the noncurrent portion of total long-term debt outstanding at March 31, 2009 has been reclassified to noncurrent liabilities.
Additional details regarding the amendment to the credit agreement can be found on the Form 8-K that the Company is filing today with the Securities and Exchange Commission.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.

Contact	Michael Burns Vice President, Investor Relations and External Reporting Harris Interactive Inc. 585.214.7328 800.866.7655 x7328 mburns@harrisinteractive.com